Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	William E. Doyle, Jr.
April 30, 2010		Paul M. Harbolick, Jr.
(703) 814-7200
Alliance Bankshares and Key Shareholder Look to the Future
CHANTILLY, VA — Alliance Bankshares Corporation (“Alliance”) (NASDAQ — ABVA) and Frank E. Williams, Jr. today announced several important developments undertaken with the goal of improving Alliance’s operations and shareholder value. Alliance and Williams will work together to expand the Board of Directors and to resolve Mr. Williams’s Application for Alliance’s list of shareholders. “I appreciate Alliance’s efforts to address my concerns and those of other shareholders, and I look forward to diligent efforts to improve Alliance’s operations and results, and to make equally diligent efforts to continue the progress we have made in restoring investor relations and improving shareholder value,” commented Mr. Williams. Alliance’s Interim CEO, William E. Doyle, Jr. added: “Alliance appreciates the concerns raised by shareholders including Mr. Williams and the constructive dialog that has enabled us to achieve a ‘win-win’ outcome of this matter to bring additional perspectives and expertise to the Board and to continue the process of repairing its operations and rebuilding shareholder value.”
Mr. Williams has withdrawn his Application based on the understandings reached in the process of discussing these matters with Alliance. Specifically, Alliance will expand its Board of Directors to eleven members, including nominating four additional director candidates for election at Alliance’s 2010 annual meeting, which has not yet been scheduled but is expected to be held this summer. The four new Director nominees would include two individuals previously recommended by Mr. Williams, Alliance’s permanent President and CEO, and one additional nominee. Alliance has not yet decided or announced the results of its search for a permanent President and CEO, but is expected to soon. The fourth Director nominee is expected to be an individual who brings considerable expertise and business relationships in the market area, and who will meet with Mr. Williams and other interested shareholders prior to the annual meeting.
Frank E. Williams, Jr. is an active investor with over 40 years of experience in corporate management with a diverse range of companies involved in steel fabrication, construction services, steel erection, power, and banking. Mr. Williams currently serves as Chairman and principal owner of Williams Enterprises of Georgia, Inc., Chairman and Chief Executive Officer of Bosworth Steel Erectors, Inc., Chairman of Kaiser Group Holdings, Inc., and as a Director of Global Power Equipment Group, Inc., Diamondhead Casino Corporation, Verdant Power, Inc., Prudent Capital and Capital Bank, NA.
Alliance Bankshares Corporation is a single bank holding company headquartered in Chantilly, Virginia. Its subsidiary, Alliance Bank Corporation, has six full service banking facilities in the greater Washington, D.C. Metropolitan region which cater to small-to-medium sized businesses, professionals, entrepreneurs and families throughout the metropolitan region.

Some of the matters discussed herein may include forward-looking statements. These forward-looking statements may include statements regarding profitability, balance sheet management goals and actions and financial and other goals. These statements are based on certain assumptions and analyses by the company and other factors it believes are appropriate in the circumstances. However, the company’s expectations are subject to a number of risks and uncertainties such as changes in personnel, interest rates, accounting standards, economic conditions and other factors that could cause actual results, events and developments to differ materially from those contemplated by any forward-looking statements herein. Consequently, all forwarding-looking statements made herein are qualified by these cautionary statements and cautionary language in the company’s most recent report on Form 10-K and other documents filed with the Securities and Exchange Commission.
More information on Alliance Bankshares Corporation can be found online at www.alliancebankva.com, or by phoning an Alliance office.
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